Exhibit 99.2

© Wejo Ltd. Investor Presentation - May 2021

© Wejo Ltd. Disclaimer 2 CONFIDENTIALITY AND DISCLOSURES This presentation has been prepared for use by Virtuoso Acquisition Corp. (“V irtuoso ”) and Wejo Limited (“Wejo”) in connection with their proposed business combination. This presentation is for information pur pos es only and is being provided to you solely in your capacity as a potential investor in considering an investment in Virtuoso an d may not be reproduced or redistributed, in whole or in part, without the prior written consent of Virtuoso and Wejo. Neither Virtuoso no r Wejo makes any representation or warranty as to the accuracy or completeness of the information contained in this presentat ion . The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all - inclusive or to contain all the information that a person may de sire in considering an investment in Virtuoso and is not intended to form the basis of any investment decision in Virtuoso. T his presentation does not constitute either advice or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary and must make your own decisions and perform your own independent investment and analysis of an investment in Virtuoso and the tr an sactions contemplated in this presentation. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell no r the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any juri sdi ction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, o r use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. FORWARD - LOOKING STATEMENTS Certain statements in this presentation may constitute “forward - looking statements” as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 19 34 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Secur iti es and Exchange Commission, all as may be amended from time to time. Forward - looking statements include, but are not limited to, statements regarding Virtuoso’s or Wejo’s expectations, hopes, belie fs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wejo’s products and services and Wejo’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wejo’s pro ducts and services, (iii) Wejo’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry and (iv) Wejo’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, inc luding any underlying assumptions, are forward - looking statements. The words “anticipate,” “believe,” continue,” “could,” “estim ate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that statement is not forward - looking. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Virtuoso’s registration statement on Form S - 1, the proxy statement/prospectus on Form S - 4 relating to the business combination, which is expected to be filed by Virtuoso with the Securities and Exchange Commission (the “SEC”) and other documents filed by Virtuoso from time to time with the SEC. These filings identify and address other importa nt risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - look ing statements. Forward - looking statements speak only as of the date they are made. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obt ain ing the benefits of the “safe harbor” provisions of such laws. Readers are cautioned not to put undue reliance on forward - looking statements, and Virtuoso and Wejo assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. Neither Virtuoso n or Wejo gives any assurance that either Virtuoso or Wejo will achieve its expectations. SPECULATIVE INVESTMENT An investment in Virtuoso’s equity interests is a speculative investment involving a high degree of risk. There is no guarant ee that you will realize any gain from this investment, and you could lose the total amount of your investment. No federal or st ate agency has made any finding or determination regarding the fairness of the sale of equity interests to which this presentation relates, or any recommendation or endorsement thereof. The risks related to the business of Wejo a nd associated with a potential investment in Virtuoso’s equity interests as presented in the Appendix at the end of this present ati on are only certain of the general risks related to the business of Wejo and is not exhaustive. USE OF PROJECTIONS AND ILLUSTRATIVE PRESENTATIONS The financial projections, estimates, targets and illustrative presentations in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are b ey ond Virtuoso’s and Wejo’s control. While all financial projections, estimates, targets and illustrative presentations are necessarily speculative, Virtuoso and Wejo believe that the preparation of prospective or illustrative fina nci al information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or illustr ati ve presentation extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, eco nom ic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the f ina ncial projections, estimates and targets. The inclusion of financial projections, estimates, targets and illustrative presentations in this presentation should not be regarded as an indication that Virtuoso and Wejo, or their repr ese ntatives, considered or consider the financial projections, estimates, targets and illustrative presentations to be a reliabl e p rediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only. USE OF DATA The data contained herein is derived from various internal and external sources. All of the market data in the presentation i nvo lves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumpt ion s. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past perfo rma nce or modeling contained herein is not an indication as to future performance. Virtuoso and Wejo assume no obligation to upd ate the information in this presentation. USE OF NON - GAAP FINANCIAL METRICS This presentation includes certain non - GAAP financial measures (including on a forward - looking basis) such as EBITDA and EBITDA Margin. These non - GAAP measures are an addition, and not a substitute for or superior to, measures of financia l performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non - GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Wejo believes that the se non - GAAP measures of financial results (including on a forward - looking basis) provide useful supplemental information to investors about Wejo. Wejo’s management uses forward - looking non - GAAP measures to eva luate Wejo’s projected financials and operating performance. However, there are a number of limitations related to the use of th ese non - GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wejo’s financial measures. In addition, other compan ies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Wejo’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward - looking non - GAAP financial measures are provided, they are presented o n a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasti ng and quantifying certain amounts that are necessary for such reconciliations. TRADEMARKS Virtuoso and Wejo own or have rights to various trademarks, service marks and trade names that they use in connection with th e o peration of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyri ght s of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to express, and does n ot imply, a relationship with Virtuoso or Wejo, or an endorsement or sponsorship by or of Virtuoso or Wejo. Solely for convenien ce, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Virtuoso or Wej o w ill not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these tra dem arks, service marks, trade names and copyrights. PARTICIPATION IN SOLICITATION Virtuoso and Wejo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in th e solicitation of proxies of Virtuoso’s shareholders in connection with the proposed business combination. Investors and secu rit y holders may obtain more detailed information regarding the names and interests in the proposed business combination of Virtuoso’s directors and officers in Virtuoso’s filings with the SEC, including Virtuoso’s r egi stration statement on Form S - 1, which was originally filed with the SEC on December 20, 2020. To the extent that holdings of Vir tuoso’s securities have changed from the amounts reported in Virtuoso’s registration statement on Form S - 1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Informa tion regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Virtuoso’s shar eho lders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S - 4 for the proposed business combination, which is expected to be filed by Virtuoso with the SEC. Investors and security holders of Virtuoso and Wejo are urged to read the proxy statement/prospectus and other relevant docum ent s that will be filed with the SEC carefully and in their entirety when they become available because they will contain import ant information about the proposed business combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing impor tan t information about Virtuoso and Wejo through the website maintained by the SEC at www.sec.gov. Copies of the documents filed wi th the SEC by Virtuoso can be obtained free of charge by directing a written request to Virtuoso Acquisition Corp. 180 Post Road East, Suite 201, Westport, CT 06880 . PLACEMENT AGENT Moelis & Company (“Moelis”) is acting as a placement agent and receiving a fee in connection with such role. Moelis has not assumed any responsibility for independently verifying such information and expressly disclaims any liability to any purchaser in con nec tion with such information or any transaction with Wejo. Moelis does not make any representation or warranty, express or implied, or accept any responsibility or liability for the accuracy or completeness of th e information contained herein or any other written or oral information that Wejo makes available to any recipient. Moelis does not make any representation or warranty as to the achievement or reasonableness of any projections, management estimates, prospects or returns. 2

© Wejo Ltd. Introduction to Wejo / Virtuoso Acquisition Corp. Opportunity Jeffrey Warshaw CEO Samuel Hendel Director Richard Barlow Founder & CEO John Maxwell CFO Sarah Larner EVP Sales & Partnerships Virtuoso Acquisition Corp. Team Wejo Team Transaction Overview Transaction Structure Valuation & Ownership Capital Structure Timing • Wejo has agreed to key terms of a business combination with Virtuoso Acquisition Corp. (NASDAQ: VOSO) • Post - closing, Wejo, will be listed on the NASDAQ under the ticker WEJO • At closing, Wejo will have a post - money enterprise value of $800mm (2.5x multiple of 2024E Net Revenue of $ 325mm) • Current Wejo shareholders will retain ~ 64% ownership in public Wejo 1 • Transaction funded by $ 230mm in VOSO cash held in trust, cash proceeds from the PIPE, and Wejo ordinary shares • Results in $300mm of cash on Wejo’s balance sheet to fully fund growth and strategic initiatives 1 • Expected to close in Q3 2021 Alan Masarek Director 3 1. Assumes no redemptions by VOSO public shareholders

Introduction to Wejo

Wejo's Mission and Its Impact



Richard Barlow
Founder & CEO, Wejo

Wejo stands for **We Journey**.

My vision has always been to **transform connected vehicle data** into **data for good**, revolutionizing the way we live, work and travel.

Wejo is a leader **in connected vehicle data**. Wejo onboards and standardizes over 14 billion data points every day, directly from live connected vehicles. This vast, unique data set enables Wejo to deliver mobility intelligence products, as live streams, aggregated data and OEM applications.

Wejo began life as a **data monetization platform** where we are demonstrating leadership and scaling past traffic management. We're now building **SaaS** solutions for and with OEMs, delivering unique intelligence about vehicle use and performance. Wejo SaaS solutions also create incredible experiences for drivers such as crowd sharing of curbside parking availability, reducing emissions and congestion.

Ultimately, Wejo expects to become the communications and data stack for all connected vehicles.


SAFER ROADS
LESS CONGESTION
REDUCED EMISSIONS
UNIQUE INSIGHTS
DRIVER DELIGHT
"The connected vehicle market will grow from ~11% today to 44% of the global car park by 2030"

wejo © Wejo Ltd.

Source: Wejo management, PTOLEMUS Consulting

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© Wejo Ltd. Unlocking the value in connected vehicle data with its proprietary, award - winning data exchange platform • An early leader in connected vehicle data with over 10.7 million live vehicles from a supply base of over 50 million vehicles • Owns the only truly proprietary data set in the market • Active agreements with 17 OEM and T ier 1 partners • GM and Hella are strategic investors , validating Wejo as a leader • Robust technology platform to transform data into valuable insights • Expansive market of applicability and actionable fields of use • SaaS product and addressable market strength underpin revenue and EBITDA growth • 2030 Serviceable Addressable Market (SAM) of $61bn • Forecasting $1.39bn gross sales in 2025 Source: Wejo management Wejo is Defining the Future of Connected Vehicle Data 6

© Wejo Ltd. Wejo at a Glance MARKETPLACES 200+ WEJO TEAM 175+ CUSTOMER & PARTNER AGREEMENTS 274 DATA POINTS INGESTED 9.1 TRILLION+ ACTIVE LIVE STREAMING VEHICLES 10 MILLION+ OEMs & TIER 1s 17 CONTINENTS 4 PENDING + GRANTED PATENTS 24+1 WEJO DATA SUPPLY 50 MILLION Vehicle supply base 14.6 BILLION Data points ingested per day 354 BILLION Miles curated 5 PETABYTES Data ingested 44.4 BILLION Journeys ~ 414 THOUSAND Data points ingested per second 66 MILLION Journeys per day INSTAGRAM FOLLOWERS 4 MILLION+ Source: Wejo management 7

© Wejo Ltd. Transaction Overview Seller Rollover Proceeds to Selling Shareholders Cash to Balance Sheet Estimated Transaction Expenses Total Uses Market Opportunity

© Wejo Ltd. Connected Vehicle 2030 Market Size Represents the entire estimated size of the market for connected vehicle data Wejo’s 2030 Serviceable Addressable Market Wejo’s SAM consists of opportunities in 8 fields of use and SaaS solutions for OEMs & Tier 1s Wejo Sales Today Wejo’s sales today is almost entirely driven by Traffic Management (Marketplace) ~ 5 - 10X Others In Market Today Reflecting Strong Data and Products Available Connected Vehicle Data Market Size $500bn+ Wejo SAM $61bn Source: Market sizing data per PTOLEMUS Consulting, Gartner and Wejo internal research Wejo Holds a Leading Position in a Massive Addressable Market 9

© Wejo Ltd. The Universe of Connected Vehicles is Rapidly Expanding In 2030, connected vehicles to account for 44% of all cars globally Total Number of Connected Vehicles (Millions) 10x Growth Wejo connected vehicle supply ase (est) 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 60 80 103 129 159 196 226 265 308 351 396 439 481 522 561 600 Connected vehicles live on Wejo platform Source: Market sizing data per PTOLEMUS Consulting, Gartner and Wejo internal research 14 30 55 88 124 163 205 248 282 299 From 2020 to 2030, the total number of connected vehicles is projected to triple 10

© Wejo Ltd. Wejo’s Growth: Proven Model, New Fields of Use Wejo has proven traction in Traffic Management and Advertising, driving growth through 6 new fields of use over the next 3 years 2021 2023 2022 Live Today Traffic Mgt Advertising Usage Based Insurance Car Sharing & Rental Payments Fleet Management Services Roadside Assistance Source: Wejo management Remote Diagnostics Future Fields of Use & Target Customers 11 SaaS Solutions

© Wejo Ltd. Wejo is Strongly Positioned in the Competitive Landscape OEM Relationships ● ◔ ◑ ◔ ◕ ◕ Proprietary Data Set ● ◔ ◑ ◕ ◔ ◔ Breadth of Products ● ◑ ● ◔ ◕ ◕ Geographical Coverage ◕ ◑ ● ◔ ◑ ● Revenue Model ● ◔ ◑ ◔ ● ● Breadth & Depth of Target Markets ● ◑ ◑ ◑ ◔ ◔ Security Certificates ● ◑ ◑ ◔ ◑ ● Richness of Data Analytics ● ◑ ◑ ◔ ◑ ◔ SaaS Solutions for OEMs & Tier 1s ◕ ◔ ● ◔ ◕ ◑ Source: Wejo management Fullness of circles relative to strength of competitive positioning ● 12

© Wejo Ltd. Why Wejo Leads

© Wejo Ltd. Wejo is a Leader in the Connected Vehicle Data Market Location Environment Diagnostic Camera In - Cabin Data Streams Data Packages Developer Interfaces Mobile Apps Web Apps In - Car Apps Traffic Management Mapping & Navigation Construction & Real Estate Parking & Fuel Insurance Fleet & Leasing Vehicle Maintenance Car Sharing & Rental Retail & Entertainment Advertising Roadside Assistance Emergency Services Powertrain Vehicle Status Dynamics SaaS Revenue from OEMs & Tier 1s Source & Protect Unstructured Data 1 Standardize Data & Generate Insights 2 6 Monetize Data 5 Disrupt & Create New Marketplaces 3 Grow Market Demand 4 Source: Wejo management Cloud Data Centers Analytics 14

© Wejo Ltd. Wejo Engages with OEMs & Tier 1s • Data capture : Wejo enables OEMs & Tier 1s to optimize sensor data capture and transmission • Product : Wejo turns billions of data points from 100s of sensors into powerful products • Compliance and regulation: Disciplined approach to compliance and internal control policies to manage Wejo and partners’ data • Sales : Wejo sales teams working in multiple fields of use on a revenue share basis • SaaS : OEMs & Tier 1s gain mobility intelligence from their own vehicles and components, informing product roadmaps and addressing customers’ needs Why OEMs & Tier 1s Engage with Wejo 10.7 million live vehicles 50 million supply base 2021 2025 est 120+ million live vehicles est 200 million supply base 15 Source: Wejo management

© Wejo Ltd. Routes to Revenue: Data Marketplace & SaaS Source: Market sizing data per PTOLEMUS Consulting, Gartner and Wejo internal research Data fees Platform fees Product/application usage fees Licensing fees Platform and hosting fees Product/application usage fees Wejo Marketplace ~$30bn SAM Professional services Wejo SaaS ~$31bn SAM A proven, scalable business model Through its Data Marketplace and SaaS solutions, Wejo maximizes revenue opportunities from proprietary data sets and platform capabilities 16

Wejo in Action

Demonstrating revenue flow from Wejo Data Marketplaces and Wejo SaaS



Vehicle Data
OEM
wejo
Example Marketplaces & Use Cases
Lane Index
Latitude
Longitude
Heading
Speed
Shares Data With Wejo
Receives Revenue Share
Wejo Lane Index Marketplace Products
Receives Revenue
Traffic Management: Crash and breakdown alerts
Pays Data & Platform Fees
Uses Wejo Lane Index in ADAS & AV Development
Pays License & Platform Fees
Wejo Studio SaaS
Receives SaaS Revenue
Mapping & Navigation: Improved ETA accuracy
Pays Data & Platform Fees
3D Parking
Latitude
Longitude
Accelerator Position
Steering Angle
Selected Gear
Parking Brake
Shares Data With Wejo
Receives Revenue Share
Wejo Parking Intelligence Marketplace Products
Receives Revenue
Civil Engineering & Parking: Understand parking utilization
Pays Data & Platform Fees
Shows Parked Location Reminders in Mobile App
Pays License & Platform Fees
Wejo Parking SaaS
Receives SaaS Revenue
EV Charging: Plan EV charging infrastructure
Pays Data & Platform Fees

Wejo Data Marketplace Revenue Flow
Wejo SaaS Revenue Flow

Source: Wejo management

wejo © Wejo Ltd.

17

© Wejo Ltd. Significant Customer Engagement “Wejo has been a strategic partner with Purdue in developing big data processing techniques that can be scaled nationally.”  “The Wejo data set allows us to directly measure traffic performance in real - time and make decisions in minutes.” Darcy Bullock Director, Joint Transportation Research Center, Purdue University Source: Wejo management Over 3,500 prospects From qualification to discovery 1000+ new leads every month New customer opportunities 100+ attendees At Wejo’s monthly webinars $30bn SAM Breadth & depth of target customers $ 35mm+ of value in evaluation 3 - year total contract value of customers in sample stages Live Customers Include 18 Pipeline & Target Customers Include

© Wejo Ltd. Early Traction Proves Market Demand & Increasing Customer Value 19 +30% YoY customer growth +228% YoY in long - term contract value 65% of customers repeat buy 274 agreements $ 2.4mm largest single trade $ 14mm total contracted gross sales 98% customer retention rate +$800k YoY revenue from contract renegotiation Source: Wejo management

© Wejo Ltd. International Brand Presence Multi - channel, multiple audiences 4 MILLION FOLLOWERS 11 INSTAGRAM ACCOUNTS Source: Wejo management 20

© Wejo Ltd. Technology & Data Platform

Wejo's Proprietary Technology Positions It For Market Leadership

Wejo ADEPT (Automotive Data Exchange Platform & Technology) is Wejo's proprietary and award-winning cloud platform designed to support and maximize the value in connected vehicle data.

Source-agnostic interfaces provide flexible integration with OEM and Tier 1 data, whilst the high-performance architecture rapidly identifies any data issues. Data is harmonized, enriched and transformed into unique intelligence products for marketplace customers and SaaS solutions for OEMs and Tier 1s.

All solutions are protected by Wejo's Regulatory Wrapper.



OEMs & Tier 1s
Data Ingress
wejo | ADEPT
Transform
Validate & Enrich
Filter & Aggregate
Data Lake
Wejo Common Data Model
Wejo Insight Model
Data Science & Machine Learning
Consent Management
Business Intelligence
Regulatory Wrapper & Information Security
Data Egress
SaaS
Fields of Use
Traffic Management
Advertising
Fleet & Leasing
Remote Diagnostics
Usage Based Insurance
Car Sharing & Rental
Roadside Assistance
Integrated Payments
SaaS Solutions for OEMS & Tier 1s

Wejo ADEPT is already performing at scale

9.1 TRILLION	14.6 BILLION	66 MILLION	354 BILLION
Data points ingested	Data points ingested per day	Journeys analyzed per day	Total miles curated

wejo
© Wejo Ltd.
Source: Wejo management
22

© Wejo Ltd. Wejo’s Unique, Market - Leading Data Data Attribute Wejo Other Data Providers Location Accuracy Hyper - local (6 decimal point latitude & longitude) Local Collection Frequency 1 - 3 sec intervals Depends on device and provider Latency <30 sec Batch process (sometimes overnight) Relevance Actual vehicle & driving data Inferred from mobile data Depth of Insights Deep insight from 100s of data sensors Limited by device capabilities Wejo’s Exclusive, Proprietary Data Set Creates a Significant Competitive Moat • Data taken directly from OEM - integrated sensors and not inferred from 3 rd party devices or mobile data “clues” • Uniquely differentiated by receiving data in - journey rather than post - journey, providing near real - time insights • Additional sensor data from even a small subset of vehicles can provide insight into real - time road and environmental conditions Legacy Devices Used by Other Data Providers Dongle Dash Cam Mobile Device Connected vehicle data is significantly more accurate than legacy mobile device data Legacy Device Data Connected Vehicle Data Source: Wejo management 23

© Wejo Ltd. Wejo Marketplace & SaaS Solutions Accelerate Customer Value © Wejo Ltd. 3D PARKING INNOVATION ROAD INTELLIGENCE VEHICLE INSIGHTS Source: Wejo management 24 For Marketplace Customers For OEMs & Tier 1s

© Wejo Ltd. Financial Overview

© Wejo Ltd. 2021 - 2025 $ mm 2020 A 2021 E 2022 E 2023 E 2024 E 2025 E CAGR Net Revenue $1.3 $4.3 $23 $118 $325 $764 265% % Marketplace 99% 64% 52% 72% 83% 80% % SaaS <1% 36% 48% 28% 17% 20% Gross Margin NM 9% 43% 58% 64% 69% Operating Expenses $24 $59 $121 $148 $184 $215 38% Technology and Development $8 $20 $37 $50 $62 $68 Sales and Marketing $7 $18 $37 $49 $61 $74 General and Administration $10 $21 $48 $50 $62 $72 Adjusted EBITDA - $23 - $57 - $108 - $77 $29 $318 Adjusted EBITDA Margin NM NM NM NM 9% 42% Other Information Gross Sales $4 $10 $43 $232 $621 $1,385 245% Gross Sales per Connected Vehicle $0.40 $0.71 $1.45 $4.63 $7.91 $11.65 101% Connected Vehicles on ADEPT (millions) 9 14 30 55 88 124 73% OEMs Monetizing by Region 3 7 20 27 34 41 Positioned to Grow Rapidly While Driving Profitability Revenue growth driven by higher number of live connected vehicles, new fields of use, improved OEM revenue share economics and SaaS delivered to OEMs Gross sales per connected v ehicle grows at a CAGR of ~ 101 % over the 5 - year period, driven by leveraging data across multiple fields of use and multiple products Gross Margin increases driven by leveraging technology, and change in mix of fields of use – expect continued improvement as Wejo scales Operating leverage significant in technology & development, general & administrative as well as sales & marketing Profitability breakeven point in mid - 2024E Long - term EBITDA Margin targeted at steady state of ~50% - achieve 42% by 2025 with growth in gross margin and impact of operating leverage 1 2 3 4 1 2 3 4 5 5 6 6 26 Source: Wejo management

© Wejo Ltd. Gross Sales Unit Economic Growth Factors $1.14 $2.35 $0.63 $1.86 $3.20 $0.70 $1.36 $3.23 $3.47 $3.74 $0.08 $0.37 $0.65 $0.94 $0 $0 $2 $4 $6 $8 $10 $12 $14 Advertising Traffic Info RDS Roadside Assistance Car Sharing & Rental FMS Leasing UBI Payments Traffic Management Advertising Remote Diagnostic Services Roadside Assistance 14M 30M 55M 88M 124M 2021 2022 2023 2024 2025 Vehicle Volumes Global Blended Unit Economics by Field of Use Unit Economics by Region NA $0.76 RoW $0.10 NA $1.69 RoW $0.44 NA $5.33 RoW $2.02 NA $8.87 RoW $4.05 NA $13.24 RoW $6.27 Sensor Availability & Product Sophistication $0.71 $1.45 $4.63 $7.91 $11.65 27 Source: Wejo management Advertising Traffic Info RDS Roadside Assistance Car Sharing & Rental FMS Leasing UBI Payment

© Wejo Ltd. 97% 3% 57% 37% 6% 2021 $ 1,232mm North America Europe RoW $ 8.3mm 2025 2025 $- $20 $40 $60 $80 $100 $120 $140 $160 $m 2021 $- $20 $40 $60 $80 $100 $120 $140 $160 $m Expected Growth in Gross Sales Across Marketplace & SaaS Source: Wejo management 98% 2% 20% 28% 32% 8% Traffic Advertising UBI FMS & Leasing Car Sharing & Rental Roadside Assistance Remote Diagnostics Payments 28 Marketplace 2025 2021 2025 $ 1,232mm SaaS By Geography $ 153mm $ 1.5mm $ 8.3mm 2021 $ 1.5mm $ 153mm Application Licensing Application Build Data Services Cloud Support

© Wejo Ltd. Leveraging Growth for Future EBITDA and Margin Expansion Walk of EBITDA Uplift with Increased Revenue Improving Gross Margin Leverage OpEx for higher EBITDA Margins Source: Wejo management 29

© Wejo Ltd. Proposed Capital Raise Fully Funds The 5 - Year Plan Roll Out Of New Products Wejo continues to invest in its robust product pipeline to create new offerings and services for its connected vehicle data customers across existing markets and generate demand in new fields of use Wejo plans to invest in building the infrastructure required to offer SaaS to OEMs and Tier 1 Automotive Suppliers Transition from 3rd party Cloud Services to direct hosting through Wejo Cloud $105mm Regional Expansion Wejo plans to leverage its leading position in North America and continue its expansion into Europe and Rest of World $ 70 mm Source: Wejo management 30 Acceleration of OEM Onboarding Wejo continues to invest in onboarding current and future OEMs to deliver a growing supply of connected vehicle data that can be standardized, enriched and delivered to unlock new applications $125mm

© Wejo Ltd. Transaction Overview

Transaction Overview

Sources & Uses ($mm)

Cash in Trust[1]	$230
PIPE Proceeds[2]	100
Cash on Balance Sheet	30
Seller Rollover[3]	681
Total Sources	**$1,041**
Seller Rollover[3]	$681
Cash to Balance Sheet[1,2]	300
Estimated Transaction Expenses[4]	60
Total Uses	**$1,041**

Pro Forma Valuation ($mm)

Share Price	$10.00
x Pro Forma Shares Outstanding[1,2,3,5]	106.8
Pro Forma Equity Value	**$1,068**
- Pro Forma Cash	(300)
+ Pro Forma Debt	32
Pro Forma Implied Enterprise Value	**$800**

Multiples[6]

Enterprise Value / 2024E Net Revenue	*2.5x*
Enterprise Value / 2025E Net Revenue	*1.0x*

Illustrative Pro Forma Ownership[1,2,3,5]


5%
22%
64%
9%
Wejo Rollover Equity
PIPE Investors
SPAC Investors
VOSO Sponsor

Key Highlights

- ✓ Existing Wejo shareholders are rolling 100% of their equity
- ✓ Transaction fully funds 5-year business plan
- ✓ The transaction is targeted to close in Q3 2021 pending SEC review and satisfaction of customary closing conditions

1. Assumes no redemptions of VOSO shares
2. Reflects fully committed $100mm PIPE at $10.00 per share
3. Assumes $46.5mm existing convertible loan notes converted to equity prior to transaction close
4. Estimated transaction expenses for deferred underwriting fees, PIPE, M&A advisory, legal, accounting, and other miscellaneous deal-related expenses for Wejo and VOSO
5. Assumes a $10.00 share price. Pro forma ownership excludes dilutive impact of ~18.1mm warrants with an exercise price of $11.50, 6.0mm earn-out shares issuable to Wejo shareholders (earned ratably upon the achievement of share price thresholds of $15.00, $18.00, $21.00, and $24.00) and management equity incentive plan shares that exist or may be awarded (including 5.6mm shares issuable to Wejo's CEO if the share price reaches $50.00) and any out-of-the-money options
6. TEV / Net Revenue multiples based on 2024E and 2025E Net Revenue of $325mm and $764mm, respectively wejo
© Wejo Ltd.
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© Wejo Ltd. Comparable Company Analysis ’23 - 25E 2025E 2025E 2024E / 2025E 2024E / 2025E 33 Source: Company filings, investor presentations, equity research, CapitalIQ as of 5/21/2021 1. Otonomo Investor Presentation, February 2021; Market statistics based on NASDAQ:SAII closing price as of 5/21/2021 ’23 - 25E 2025E 2025E 2024E / 2025E 2024E / 2025E Wejo High Growth Data and Information Providers Data Analytics and InfrastructureHigh Growth Vertical Software Otonomo 1 2020A - 2022E Revenue CAGR 154% 16% 28% 20% 142% 2022E Gross Margin 69% 83% 76% 61% 60% 2022E EBITDA Margin 42% 49% 12% 11% 21% EV / 2022E Revenue 2.5x / 1.0x 17.7x 21.4x 15.4x 4.1x / 1.9x EV / 2022E EBITDA 27.7x / 2.5x 34.6x NM NM 273.3x / 9.3x Operational Financial Selected Companies

© Wejo Ltd. $5.9bn $7.0bn $0.80bn $7.4bn $8.5bn Wejo’s Intrinsic Value is Well Above Transaction Value Based on High Growth Data and Information Providers peers revenue multiple range of 16.0x – 20.0x Based on Data Analytics & Infrastructure peers revenue multiple range of 19.0x – 23.0x ~85% Discount to Intrinsic Value Post - Money Enterprise Value 16.0x – 20.0x 2025E Wejo Net Revenue 1 @ 20% Discount for 4 years 19.0x – 23.0x 2025E Wejo Net Revenue 1 @ 20% Discount for 4 years Transaction Value Comparable Valuation Sensitivity Analysis Source: CapitalIQ as of 5/21/2021 1. Based on $764mm of 2025E Net Revenue ~90% Discount to Intrinsic Value 34

© Wejo Ltd. Appendix

Vehicle Enhancements will Enrich the Data Set

Legacy Vehicle



- Limited sensors limited to functional purposes, such as low oil pressure and fuel sensors
- Wireless data transmission rare

Oil Pressure



Fuel Level



Current Vehicle



- Proliferation of sensors expanding well beyond those that alert drivers to imminent problems



Ultrasound
Mirror Sensor
Accelerator Pedal Sensor
Wheel Speed Sensor
Steering Torque Sensor
Throttle Position Sensor
HVAC Sensor
Steering Sensor
Chassis Level Sensor
Headlight Range Sensor
Fuel Level Sensor
Transmission Sensor
Differential Non-Contacting Angle Sensor
Motor Position Sensor

Future Vehicle



- Expected further proliferation of sophisticated sensors to support Advanced Driver Assistance Systems (ADAS) capabilities today
- 5G Connectivity



RADAR
LiDAR
Cameras

1x → 10x SAM Growth

wejo © Wejo Ltd. Source: PTOLEMUS Consulting 36

Wejo's Solutions Power Multiple Marketplaces

wejo Today | Marketplaces (200+ Permutations)

	Traffic Management	Advertising	Fleet Management Services & Leasing	Usage Based Insurance	Remote Diagnostics	Car Sharing & Rental	Roadside Assistance	Payments
Strategic Approach	Disrupt	Market Maker	Disrupt	Disrupt / Market Maker	Disrupt	Disrupt / Market Maker	Market Maker / Disrupt	Disrupt
Legacy Data Sources Utilized	Black Box Dongle Mobile	Mobile	Black Box Dongle Mobile	Black Box Dongle Mobile	Dongle	Black Box Mobile	Black Box Dongle Mobile	Mobile
Wejo's Key Monetization Opportunities	Expects to benefit from better and more relevant connected vehicle data	Offers the ability to drive greater commercial outputs based on the insight the data will deliver (as in media / radio listenership)	Tracking the asset, vehicle condition and driver behavior is expected to be provided through more reliable and cost-efficient connected vehicle data	Expects to benefit from direct access to vehicle data without needing to purchase, install, maintain or decommission these devices	Dealerships, OEMs & Tier 1s expect to benefit from cloud-based access to vehicle data and insights for repairs and maintenance	Connected vehicle data streams have the potential to "replace" the need for black boxes at a lower cost	Location data can enhance the delivery of assistance services through the detection or prevention of crashes and breakdowns	Vehicle data is expected to enable dynamic pricing based on occupancy and enable automated payments for parking, toll road usage and fuel / EV charging
% of 2025E Revenue	~30%	High-Single Digit	Low-Single Digit	Mid-Single Digit	~25-30%	Low-Single Digit	~20-25%	Low-Single Digit

wejo
© Wejo Ltd.
Source: Wejo management
37

Wejo's Robust Product Roadmap Underpins Growth

- Wejo's roadmap rapidly extends across all fields of use
- Wider option set for all sectors through higher-value derived, decision support and predictive intelligence products
- Underpinned by Wejo's proprietary data science and machine learning



Value
Predictive
Machine learning expected to provide future wisdom of the possible and impossible
Decision Support
Actionable intelligence and knowledge that provides answers to key decisions
Derived Data
Accessible insights with aggregated, inferred and enriched data
Source Data
Standardized and cleansed data from connected vehicles



2021
2022
2023
2024
2025

Field of Use	Example use cases
Traffic Management	• Understand live and historic traffic and flow • Identify crashes and dangerous road sections • Curbside co-ordination and city planning
Advertising	• Understand outdoor advertising metrics • Automate display and outdoor advertising • Audience analytics
Fleet Management & Leasing	• Live and historic vehicle tracking • Driving safety and vehicle status alerts • Fleet optimized routing
Remote Diagnostic Services	• Diagnostic issue alerts • Understand real-world component performance • Personalized vehicle servicing and safety enhancements
Usage Based Insurance	• Pay-as-you-drive policies based on accurate usage • Driving style passports • Theft alerts
Car Sharing & Rental	• Vehicle condition monitoring and alerts • Vehicle usage and journey trends by location • Dynamic pricing models
Roadside Assistance	• Crash and breakdown alerts • Understand crash severity, occupancy and vehicle status • Automatically dispatch recovery services based on issue
Integrated Payments	• Parking and fueling/charging event data • Automated payments for toll road usage • Dynamic road pricing wejo
© Wejo Ltd.
Source: Wejo management
38

Illustrative Enterprise Customer Expansion



2021
2022
2023
2024
2025
Hypothetical Annual Gross Sales Expansion
$2M
$30M
Increasing Product Value
$
Increasing vehicle volume, sensor availability and product sophistication
Rollout of New Geographies
$
North America
$
Europe
$
Rest of World
Rollout of New Fields of Use, Marketplaces & Use Cases
$
Traffic Mgmt
• Historic traffic for fleet logistics and route planning
• Live traffic alerts for delivery drivers and consumers
$
Fleet Mgmt
• Live vehicle status data
• Fleet vehicle health alerts
• Fraudulent vehicle usage
• Accelerate EV rollout
$
Remote Diagnostics
• Enhanced product recommendations for consumers
• Smart assistant integration
$
Roadside Assistance
• Smart assistant integration for driver convenience
$
Integrated Payments
• In-car payment integration
• In-car on-demand and subscription features
• In-car advertising
$
Advertising
• Billboard advertising performance
• Demographics at physical locations
$
UBI
• Insurance / policy servicing through smart assistant
• Insurance marketplace

Source: Wejo management

wejo © Wejo Ltd.

39

Wejo's Data Has Tremendous Potential Value & Unique Insights

Proven approach for transforming disparate data into usable insights powered by machine learning



Number of Sensors and Level of Sophistication →

Illustrative subset of sensors

Vehicle Type	+ Fuel / EV Charge Level	+ Airbag Status	+ Ultrasonic Data
Location & Heading	Temperature & Wiper Status	Suspension Data	Camera Data
Ignition Status	Seatbelt Status	Harsh Braking / Hazard Lights	Vehicle Feature Usage

Wejo ADEPT

Example insight growth in Traffic Management

Live & historic traffic	Car sharing lane usage	Crash alerts	Live parking availability
Parking events	Adverse weather alerts	Road quality alerts	Road signs / markings
Demographic profiles	Refueling / charging stops	Predicted congestion alerts	ADAS usage / driver attention

Increasing Insights →

wejo
© Wejo Ltd.
Source: Wejo management
40

© Wejo Ltd. Data for Good & ESG - Focused Wejo is mission - driven and committed to responsible corporate stewardship CONNECTED VEHICLE DATA INSIGHTS Source: Wejo management • Wejo solutions already help municipalities and DoTs in emergency management and road safety • Wejo data recently identified LA to be the most EV - friendly city in the US • Winner of Investors in Diversity Award, with pipeline of diverse Board candidates in process • Partnering with Google and Purdue University on Work Zone Safety USA Program April 2021 • Committed to robust and material ESG practices, including plans to publish integrated reporting via SASB or TCFD frameworks when public 41

Accelerating Growth Through Targeted Acquisitions

M&A provides the opportunity to accelerate inorganic revenue growth and capture market share

- New **Strategy Team** to lead M&A and new market development, with **established deal flow**, processes and integration blue-prints, supported by **an experienced leadership team**
- **Deep pipeline** of identified opportunities with high-priority **short-list** of most **attractive and actionable targets**
- **Structured framework** to identify, evaluate and assess targets, including product/market/customer synergies, financial and culture fit and joint strategic opportunities
- Business units to share technology, services and processes where possible to **boost overall group capability** in a federated model

Core Business	Adjacent Business		New Business
Boost early-year profitability	**Grow portfolio breadth in adjacent markets**	**Acquire and advance new capabilities**	**Capture standalone new business value**
• Focus on established cash-generative brands servicing existing fields of use, markets or territories • Rapid customer and pipeline acquisition • Margin accretive by replacing existing data sources • Market consolidation and competitor lockout	• Acquire organizations in adjacent markets to grow portfolio breadth • Vertical integration across the data supply chain to optimize costs and value • Solidify relationships and partnerships	• Capture unique IP, skills and capabilities to accelerate core product development • Acquire capabilities that enable propositions in adjacent markets	• Acquire successful scale-up organizations primed for significant growth in new markets • Strategic foresight M&A to enable business model innovation • Supporting OEMs in their transition to smart mobility and AV

Pipeline

Core Business	Adjacent Business		New Business
Target 1: Connected Vehicle Technology & Automotive Telematics Provider			2022-on
Target 2: Retail Analytics Provider		Target 5: Geo-Spatial Platform	
Target 3: Predictive Warranty Providers	Target 4: Automotive Electronics Suppliers	Target 6: AI & Vision Processing Platform	

wejo
© Wejo Ltd.
Source: Wejo management
42

© Wejo Ltd. 42% 59% 51% 49% 46% 36% 26% 13% 11% 6% NM NM NM NM NM 39% 14% 9% 5% NM 21% 69% 88% 84% 82% 73% NA 92% 79% 78% 78% 76% 76% 76% 72% 68% 75% 63% 61% 59% 53% 60% 76% 154% 135% 33% 24% 16% 13% 11% 40% 32% 30% 28% 27% 21% 18% 17% 24% 21% 20% 18% 16% 142% 117% ’23 - 25E Revenue Growth (2020A - 2022E CAGR) Gross Margin (2022E) EBITDA Margin (2022E) High Growth Vertical Software High Growth Data and Information Providers 2025E 2025E Operational Benchmarking ’24 - 25E 43 ’23 - 25E ’24 - 25E 1 2025E 1 2025E 1 Data Analytics and Infrastructure Source: Company filings, investor presentations, equity research, CapitalIQ as of 5/21/2021 1. Otonomo Investor Presentation, February 2021

© Wejo Ltd. 2.5x / 1.0x 21.1x 18.5x 17.7x 13.6x 11.0x 45.5x 24.7x 24.7x 24.7x 21.4x 12.8x 7.6x 7.0x 6.6x 19.8x 17.7x 15.4x 11.0x 9.8x 4.1x / 1.9x EV / 2022E Revenue Data Analytics and Infrastructure High Growth Vertical Software High Growth Data and Information Providers Valuation Benchmarking 2024E / 2025E EV / 2022E EBITDA 2024E / 2025E 44 1 Source: Company filings, investor presentations, equity research, CapitalIQ as of 5/21/2021 1. Otonomo Investor Presentation, February 2021; Market statistics based on NASDAQ:SAII closing price as of 5/21/2021 27.7x 43.5x 31.1x34.6x 37.5x 23.9x NM 93.6x NM NM NM NM NM NM 49.9x 51.1x NM NM 79.8x NM 273.3x 2.5x 9.3x Mean 16.4x Median 17.7x Mean 19.4x Median 21.4x Mean 14.7x Median 15.4x

Risk Factors

1. We have a limited operating history and may be unable to achieve or sustain profitability or accurately predict our future results.
2. We expect to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce our profitability or increase our losses and may not generate revenue for us.
3. If we do not develop enhancements to our services and introduce new services that achieve market acceptance, our growth, business, results of operations and financial condition could be adversely affected.
4. If we are unsuccessful at investing in growth opportunities, our business could be materially and adversely affected.
5. We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be negatively affected.
6. Our business depends on expanding our base of data providers and data consumers and data consumers increasing their use of our services, and our inability to expand our base of data consumers or any loss of data providers or data consumers or decline in their use of our services could materially and adversely affect our business, results of operations and financial condition.
7. If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products may become less competitive.
8. The market for our services and platform is new and unproven, and may decline or experience limited growth and is dependent in part on data consumers continuing to adopt our platform and use our services and even if market adoption occurs, our business plan requires significant growth of that market, which may not occur.
9. We rely, in part, on partnerships, data sharing arrangements and strategic alliances to grow our business. These relationships may not produce the expected financial or operating results that we expect. In addition, if we are unable to enter into such relationships or successfully maintain them, our growth may be adversely impacted. Our typical partnerships, data sharing arrangements and strategic alliances have a term of less than 10 years and may be terminated early under certain circumstances which could adversely impact our business.
10. We rely on the ability to access data from external providers. Our data providers might restrict our use of, or refuse to license, data (due to change of law or otherwise), which could lead to our inability to access certain data or provide certain services and, as a result, materially and adversely affect our operating results and financial condition.
11. If we are unable to expand our relationships with existing original equipment manufacturers (OEMs) and vehicle fleet operators and add new OEMs and vehicle fleet operators and data providers, our business, results of operations and financial condition could be adversely affected.
12. Any failure to offer high quality data user support may adversely affect our relationships with data consumers and prospective data consumers, and adversely affect its business, results of operations and financial condition.
13. We may undertake acquisitions or divestitures, which may not be successful, and which could materially adversely affect our business, financial condition and results of operations.
14. Wejo is highly dependent on the services of its CEO and founder, Richard Barlow.
15. Our business depends on our ability to attract and retain highly skilled personnel and senior management. Failure to effectively retain, attract and motivate key employees could diminish the anticipated benefits of the Business Combination.
16. We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
17. Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on Wejo's results of operations.
18. The market in which Wejo participates is intensely competitive, and if Wejo does not compete effectively, its business, results of operations and financial condition could be harmed.
19. Larger and more well-funded companies (including OEMs) with access to significant resources, large amounts of data or data collection methods, and sophisticated technologies may shift their business model to become competitive with us.
20. We expect our results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the combined company to fluctuate or decline.
21. We may not be able to register or adequately protect or enforce our intellectual property rights or prevent unauthorized parties from copying or reverse engineering our solutions. Our efforts to register, protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly. Our failure register and to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets.
22. In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.
23. Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, which if successful could restrict us from using and providing our technologies and solutions to our customers.
24. Breaches of our networks or systems, or those of our data providers or partners, could degrade our ability to conduct business, compromise the integrity of our products, platform and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require it to incur significant additional costs to maintain the security of its networks and data.
25. Any disruption of service at the Cloud Service Providers that host our platform could harm our business.
26. Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
27. Some of our applications utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.
28. A failure to comply with the laws and regulations relating to privacy and the protection of data relating to individuals may result in claims, investigations and litigation and adversely affect our financial performance.

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© Wejo Ltd. Risk Factors contd. 46

© Wejo Ltd.